SECOND AMENDED AND RESTATED

FOUNDER STOCK PURCHASE AGREEMENT

THIS SECOND AMENDED AND RESTATED FOUNDER STOCK PURCHASE AGREEMENT (the “Agreement”) dated as of ________, 2013 is by and among CORDIA BANCORP INC., a Virginia corporation (the “Company”), and PETER W. GRIEVE, an individual resident of the Commonwealth of Massachusetts (“Founder”).

Recitals:

A.           Founder is a key founder of the Company.

B.           Founder and the Company are parties to an Amended and Restated Stock Purchase Agreement effective as of May 27, 2009 (the “Effective Date”), as amended as of July 23, 2010 and December __, 2010, pursuant to which the Company has issued and Founder has acquired a certain number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).

C.           The Company and Founder desire to amend and restate the Amended and Restated Stock Purchase Agreement in its entirety as follows.

Defined Terms:

A.           “Cause” means any one of the following events: (1) an act of fraud, theft or dishonesty by Founder; (2) a material violation of Company’s published or announced policies and procedures in effect from time to time or their habitual violation, whether or not any single act is itself a “material violation,” following written notice of such failures to Founder and his failure to rectify the same within the longer of thirty (30) calendar days thereafter or any stated cure period; or (3) continued and material failure to perform those duties consistent with the Founder’s position with the Company or as may be reasonably assigned to him by the Company’s Board of Directors, following written notice of such failures to Founder and his failure to rectify the same within the longer of thirty (30) calendar days thereafter or any stated cure period.

B.           “Disability” means that Founder is unable to perform the essential functions of his then current position with the Company due to physical or mental illness, injury or other medical disability for a period in excess of one hundred (120) consecutive calendar days, as determined by an independent medical doctor as mutually agreed by Founder and the Company. If Founder and the Company are unable to mutually agree on an independent medical doctor to examine Founder, the decision shall be made by the Company's then current health or disability insurer.

C.           “Investment Transaction” means any transaction for which the principal purpose is to raise additional capital for the Company to further or execute its business plan.

D.           “Transfer of Control” means the occurrence of any of the following events: (i) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company; (ii) a merger in which the shareholders of the Company before the merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company; or (iii) the sale, exchange, or transfer of all or substantially all of the Company’s assets (other than a sale, exchange, or transfer to one or more corporations where the shareholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred), in each case other than for an Investment Transaction.

E.           “Founders Group” means, with respect to a Founder’s right to purchase any other Founder’s vested or unvested shares in connection with a right of first refusal, right of first offer, or similar purchase opportunity, all those Founders whose employment or other service with the Company has not been terminated and who have not failed to purchase all of the shares subject to such right, as determined from time to time.

Agreement:

In consideration of the foregoing the parties hereby agree as follows:

1.            Number of Shares and Price Per Share. In consideration of services rendered by the Founder to the Company to date and the assignment (as evidenced and effected by the Founder’s signature to this Agreement) to the Company of all of the Founder’s right title and interest in and to applications to the Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency, and Board of Governors of the Federal Reserve System, the Company agrees to issue to the Founder 300,000 shares of the Company’s Common Stock (the “Stock”)1 at a purchase price of $501,000.00. The closing of such purchase shall occur immediately upon execution of this Agreement.

2.            Unvested Share Repurchase Option. The Founder hereby grants to (i) each other person that is in the Founders Group, as determined from time to time, and (ii) the Company, the irrevocable right and option (the “Unvested Share Repurchase Option”) to acquire any shares purchased by the Founder pursuant to this Agreement which have not vested in the Founder pursuant to Section 2(a) or Section 2(f) (the “Unvested Shares”) under the terms set forth in this Section 2.

(a)          Vesting of Shares. The Initial Vesting Date shall be the Effective Date. The shares of Stock purchased by the Founder will vest (the “Vested Shares”) on and after the Initial Vesting Date in accordance with the provisions set forth on Exhibit A attached hereto. For purposes of calculating the number of shares of Stock that become Vested Shares as set forth above, share amounts shall be rounded to the nearest whole share.

(b)          Exercise of Unvested Share Repurchase Option. If the Founder’s service with the Company is terminated for any reason, or if the Founder or the Founder’s legal representative attempts to dispose of any Unvested Shares other than as allowed in this Agreement, the Founders Group and the Company, collectively, may exercise the Unvested Share Repurchase Option by written notice to the Escrow Agent (as defined in Section 7) and to the Founder or the Founder’s legal representative within forty five (45) calendar days after such termination or after the Founders Group and the Company have received notice of the attempted disposition of any of the Unvested Shares other than as allowed in this Agreement. Initially, the Founders Group (pro rata among themselves) and the Company shall each have the right to acquire fifty percent (50%) of the Unvested Shares. If the Company does not desire to purchase its fifty percent (50%) of the Unvested Shares, all of such Unvested Shares shall be offered to the Founders Group (to be purchased pro rata among themselves). If, collectively, Company and the Founders Group do not acquire all of the Unvested Shares, then they shall acquire none of the Unvested Shares. Unvested Shares not acquired hereunder shall be forfeited by the Founder and shall revert to the Company as authorized but unissued shares. Unvested Shares acquired pursuant to this Section 2 shall immediately become Vested Shares in the hands of members of the Founders Group.

1 Of which 23,250 were subsequently repurchased by the Company.

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(c)          Payment for Shares and Return of Shares. Payment to the Escrow Agent on behalf of the Founder or the Founder’s legal representative shall be made in cash within seventy five (75) calendar days after the date of the mailing of the written notice of exercise of the Unvested Share Repurchase Option. The Re-Purchase Price per share shall be the purchase price per share paid by the Founder pursuant to Section 1 above, adjusted appropriately to reflect any stock split, stock dividend, recapitalization, etc. Within thirty (30) calendar days after payment, the Escrow Agent shall deliver certificates representing the shares so purchased to individuals in the Founders Group and the Company, as appropriate, and shall give the payment received in respect thereof to the Founder or the Founder’s legal representative.

(d)          Early Termination of Unvested Share Repurchase Option. Notwithstanding the other provisions of this Section 2, the Unvested Share Repurchase Option shall terminate (and the Unvested Shares shall no longer be subject to repurchase) upon the occurrence of a Transfer of Control.

(e)          Certain Transfers Not Subject to the Unvested Share Repurchase Option. The Unvested Share Repurchase Option shall not apply to a transfer of Unvested Shares to the Founder’s ancestors, descendants or spouse or to a trustee or family partnership for their benefit or the benefit of the Founder, provided that such transferee shall agree in writing (in a form reasonably satisfactory to the Company) to take and hold the shares of the Stock subject to all the terms and conditions of this Agreement including without limitation this Section 2 and Section 3 below, as well as all of the terms, conditions and other provisions set forth in the Company’s Articles of Incorporation and Bylaws and to execute an irrevocable power of attorney and stock transfer related thereto.

(f)          Accelerated Vesting upon Certain Events. All Unvested Shares shall vest in Founder immediately, and no longer be subject to the Repurchase Option, upon the earlier to occur of: (i) Founder’s death or Disability, or (ii) immediately prior to a Transfer of Control.

(g)          Restrictions on Sales and Transfers of Unvested Shares. Except for transfers of Unvested Shares as expressly contemplated by and in compliance with Section 2(e) above, Founder may not sell, convey, transfer, assign or otherwise dispose of any or all Unvested Shares, as determined from time to time.

3.            Right of First Offer/Refusal. Before any Vested Shares registered in the name of Founder may be sold or transferred (including transfer by operation of law but excluding any transfer to Founder’s spouse, descendants or ancestors or to any trust or family partnership established for Founder or any such family members benefit), such Vested Shares shall be offered at a price and on terms specified in writing by the selling Founder (the “Selling Founder”) to the Company and to the Founders Group, fifty percent (50%) as to each, who will collectively have the right to purchase all, but not less than all, of the Vested Shares proposed to be transferred in the manner set forth in the relevant provisions of the remainder of this Section 3 (such Vested Shares being referred to herein as the “ROFO/R Shares”).

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(a)          Transfer Notice. The Founder or his or legal representative shall first give written notice (the “Transfer Notice”) of any proposed transfer to the Company and the Founders Group. The Transfer Notice shall state the number of ROFO/R Shares to be transferred, the price per share, and all other terms of the offer. If an unaffiliated third party has made an offer to purchase ROFO/R Shares that the Selling Founder is desirous of accepting, the Transfer Notice shall also state the identity of the unaffiliated third party, all other particulars of the offer, and a sworn statement by the Selling Founder that he desires to accept such third party offer.

(b)          Exercise. The Right of First Offer/Refusal shall be exercised, if at all, by the Company and the Founders Group within thirty (30) calendar days from the date the Transfer Notice is delivered to the Company and the Founders Group, by delivery of written notice to the Selling Founder of written notice of the exercise in full of the Right of First Offer/Refusal. Initially, the Founders Group (pro rata among themselves) and the Company shall each have the right to acquire fifty percent (50%) of the ROFO/R Shares. If the Company does not desire to purchase its fifty percent (50%) of the ROFO/R Shares, all of such ROFO/R Shares shall be offered to the Founders Group (to be purchased pro rata among themselves). If the Founders Group does not desire to purchase its fifty percent (50%) of the ROFO/R Shares, all of such ROFO/R Shares shall be offered to the Company. If, collectively, Company and the Founders Group do not acquire all of the ROFO/R Shares, then they shall acquire none of the ROFO/R Shares. If the Right of First Offer/Refusal is exercised, the parties shall consummate the sale of ROFO/R Shares on the terms set forth in the Transfer Notice within sixty (60) calendar days after the delivery of the Transfer Notice to the Company; provided, however, in the event the Transfer Notice provides for the payment for the ROFO/R Shares other than in cash, the Company and the Founders Group, as appropriate, shall have the option of paying for the shares of Stock by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company and the Founders Group, as appropriate.

(c)          Failure to Exercise. If the Company and the Founders Group elects not to or fails to exercise in full the Right of First Offer/Refusal within thirty (30) calendar days from the date the Transfer Notice is delivered to the Company and the Founders Group with respect to the ROFO/R Shares, the Founder may, by no later than ninety (90) calendar days after the date of the Transfer Notice, conclude a transfer of all, but not less than all, of the ROFO/R Shares on the terms and conditions described in the Transfer Notice, and if an unaffiliated third party is named therein, to such third party and to no one else. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Founder, shall again be subject to the Right of First Offer/Refusal and shall require compliance by the Founder with the procedures described in this Section 3. If the Right of First Offer/Refusal is exercised, the parties shall consummate the sale of ROFO/R Shares on the terms set forth in the Transfer Notice by the later of sixty (60) calendar days after the delivery of the Transfer Notice to the Company; provided, however, in the event the Transfer Notice provides for the payment for the ROFO/R Shares other than in cash, the Company and the Founders Group, as appropriate, shall have the option of paying for the shares of Stock by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company.

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(d)          Condition to Transfer. All transferees of ROFO/R Shares or any interest therein other than the Company shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that they will receive and hold such shares of Stock or interests subject to the provisions of this Agreement, including the Right of First Offer/Refusal.

(e)          Termination. The Right of First Refusal will terminate upon any Transfer of Control or upon the closing of a firm commitment underwritten public offering to the public of the Company’s Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, with net offering proceeds to the Company of at least $10,000,000.

4.            Stock Dividends, etc. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new substituted or additional securities to which Founder is entitled by reason of Founders ownership of Unvested Shares or Stock shall be immediately subject to the Unvested Share Repurchase Option or the Right of First Refusal, respectively, with the same force and effect as the Unvested Shares or Stock.

5.            Legends. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

(a)          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION SET FORTH IN AN AGREEMENT AMONG THE COMPANY AND THE REGISTERED HOLDER A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.

(b)          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY AND THE OTHER FOUNDERS SET FORTH IN AN AGREEMENT AMONG THE COMPANY AND THE REGISTERED HOLDER A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.

(c)          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

(d)          Any legend required to be placed thereon by the state securities authorities.

6.            Representations and Warranties. In connection with the proposed purchase of the Stock, the Founder hereby agrees, represents and warrants as follows:

(a)          The Founder is purchasing the Stock solely for his own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 as amended (the “Act”). The Founder further represents that he does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof; and that the entire legal and beneficial interest of the Stock he is purchasing is being purchased for, and will be held for the account of, the Founder only and neither in whole nor in part for any other person.

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(b)          The Founder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. The Founder further represents and warrants that he has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as he deems necessary and appropriate to enable him or to evaluate the financial risk inherent in making an investment in the Stock and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(c)          The Founder realizes that his purchase of the Stock will be a highly speculative investment, and he is able, without impairing his financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on his investment.

(d)          The Company has disclosed to the Founder that:

(i)          The sale of the Stock has not been registered under the Act, and the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Act or an exemption from such registration is available, and that the Company is under no obligation to register the Stock;

(ii)         The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

7.          Escrow. As security for his faithful performance of the terms of this Agreement and to ensure the availability for delivery of the Stock upon exercise of the Unvested Share Repurchase Option and the Right of First Refusal herein provided for, the Founder agrees to deliver to and deposit with Kilpatrick Stockton LLP (the “Escrow Agent”), as Escrow Agent in this transaction, two Stock Assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit B together with the certificate or certificates evidencing the Stock. Such documents shall be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and the Founder set forth in Exhibit C attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

8.          Transfers in Violation of Agreement. The Company shall not be required: (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

9.          Rights as Shareholder. Subject to the provisions of this Agreement, the Founder shall exercise all rights and privileges of a shareholder of the Company with respect to the Stock deposited in escrow; provided, however, that the Founder shall not be entitled to cast any vote with respect to Stock for which the Performance Thresholds set forth in Exhibit A have not been satisfied.

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10.         Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

11.         Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, or upon delivery to an overnight courier service addressed to the other party at the address hereinafter shown below his signature or at such other address as such party may designate by ten (10) calendar days advance written notice to the other party.

12.         Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each party, including, without limitation, in the case of the Founder, Founders heirs, executors, administrators, successors and assigns.

13.         Governing Law; Entire Agreement: Amendments. This Agreement, together with the Exhibits hereto, shall be construed under the laws of the Commonwealth of Virginia (as it applies to agreements between Virginia residents, entered into and to be performed entirely within Virginia), and constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements (including without limitation the Amended and Restated Founder Stock Purchase Agreement), and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties.

14.         Right to Specific Performance. The Founder agrees that the Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Company.

15.         Separability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

16.         Tax Consequences and Tax Election Notification.

(a)          The Founder understands that Section 83 of the Internal Revenue Code of 1986, as amended (the Code) taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, restriction means the right of the Company to buy back the stock pursuant to the Unvested Share Repurchase Option. The Founder understands that he may elect to be taxed at the time the Stock is purchased rather than when and as the Unvested Share Repurchase Option expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service (the IRS) within thirty (30) calendar days from the date of purchase. Even if the fair market value of the Stock equals the amount paid for the Stock, the election must be made to avoid adverse tax consequences in the future. The Founder understands that failure to make this filing timely will result in the recognition of ordinary income by the Founder, as the Unvested Share Repurchase Option lapses, on the difference between the purchase price and the fair market value of the Stock at the time such restriction lapses.

(b)          The Founder understands that the Stock has been valued by the Board of Directors and that the Company believes this valuation is a fair attempt to appraise it. The Founder understands, however, that if the Founder files a Section 83(b) election, the Company can give no assurances that the purchase price will be accepted as the fair market value of the Stock by the IRS, and that the IRS could assert that the value of the Stock on the date of purchase was substantially greater than the purchase price.

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If the IRS were to successfully argue in a tax determination that the Stock had value greater than the price paid by the Founder, and the Founder has filed a Section 83(b) election, the additional value would constitute ordinary income as of the date of its receipt. The additional taxes (and interest) due would be payable by the Founder. There is no provision for the Company to reimburse the Founder for any potential tax liability, and the Founder assumes all responsibility for it. If the additional value attributed to the Stock was more than 25 percent of the Founders gross income for the year in which that value was taxable, the IRS would have six years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess the additional tax and interest.

THE FOUNDER ACKNOWLEDGES THAT IT IS THE FOUNDER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(B), EVEN IF THE FOUNDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE FOUNDERS BEHALF.

(c)          The Founder shall notify the Company in writing if Founder files an election pursuant to Section 83(b) of the Code. The Company intends, in the event it does not receive from Founder evidence of such filing, to claim a tax deduction for any amount which would be taxable to Founder in the absence of such an election.

17.         Termination. This Agreement shall terminate, and neither the Company nor the Founder shall have any further rights or obligations hereunder, upon the first to occur of the following:

(a)          All of the Stock shall have become either Vested Shares or shall have been forfeited, and the Right of First Offer/Refusal shall have terminated pursuant to Section 3(e) hereof;

(b)          The Founder shall cease to own any of the Stock; or

(c)          December 31, 2034.

Termination of this Agreement shall not relieve any party from liability for any breach of this Agreement, material misrepresentation or fraud.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FOUNDER:	COMPANY:

PETER W. GRIEVE	CORDIA BANCORP INC.

By:

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EXHIBIT A

VESTING SCHEDULE

Exhibit A to Second Amended and Restated Founders Stock Purchase Agreement (Grieve)

Summary:

1. Voting shares immediately vested upon Founder's purchase of shares
Subtotal: Initially/Immediately Vested Shares	53,920
2. Voting shares tied to closing of Cordia's investment in Bank of Virginia, subject to time vesting
Start Date for Time Vesting	April 1, 2009
Subtotal: BOVA Closing & Time Vesting	50,750
3. Nonvoting shares which may vest and becoming voting shares to the extent that Cordia meets significant future performance measures as summarized in Tables 1 and 2. These shares are additonally subject to time vesting.
Start Date for Time Vesting	April 1, 2009
Subtotal: Asset-Thresholds, Performance & Time	184,000

Vesting Provisions:

Shares will vest upon satisfaction of both the time and performance provisions in Tables 1 and 2. All shares other than those immediately vested will be time-vested over a period of four (4) years, provided that the Founder continues to be employed by or providing service to the Company. Any unvested shares held by Founder at the end of the relevant time and performance vesting periods will be forfeited and relinquished to the Company. If the Founder’s activity on behalf of or service to the Company is materially reduced, the Founder will not be eligible for vesting of shares related to subsequently-achieved Performance/Asset-Size Thresholds; however, the Founder will continue to vest in shares related to previously-achieved Performance Thresholds, provided that he remains in continuous service to the Company as a consultant, advisory board member or in a similar capacity reasonably and mutually agreeable to the Founder and the Company. All time vesting is calculated from the indicated start dates. Time vesting in year 1 will occur at year end and in years 2 through 4 will be calculated on a monthly pro rata basis (with 1/12th of the indicated annual amount vesting on the last day of each month).

		TABLE 1
		NO. OF SHARES ELIGIBLE FOR TIME VESTING BY PERFORMANCE THRESHOLD**
		Time Vesting	Potential Time-Vesting
		In Progress	Only If Performance Measures are Achieved and:
	Initial/ Immediate Vesting	Acquis. of Majority Control of Bank of VA	Asset Size >$500 m	Asset Size >$1 b	Asset Size >$1.5 b	Maximum Potential Vesting
Initial	53,920	-	-	-	-	53,920
End of Yr 1	-	17,250	12,500 x WAPM*	16,500 x WAPM*	17,000 x WAPM*	63,250
Pro rata in Yr 2	-	17,250	12,500 x WAPM*	16,500 x WAPM*	17,000 x WAPM*	63,250
Pro rata in Yr 3	-	13,750	12,500 x WAPM*	16,500 x WAPM*	17,000 x WAPM*	59,750
Pro rata in Yr 4	-	2,500	12,500 x WAPM*	16,500 x WAPM*	17,000 x WAPM*	48,500
Total	53,920	50,750	50,000 x WAPM	66,000 x WAPM	68,000 x WAPM	288,670
Cumulative Max. Potential	53,920	104,670	154,670	220,670	288,670

* WAPM = Weighted Average Performance Measure. See Table 2.

** Performance Thresholds will be satisfied only if the Company achieves the applicable asset-size, subject to adjustment using the relevant % Weighted Average Performance Measure ("WAPM") achieved by the Company. Founders will be eligible for vesting of the applicable number of shares under all thresholds equal to or lower than any Performance/Asset-Size Threshold that is achieved, subject to time-vesting. For example, if a subsequent acquisition satisfies the >$1B threshold, the >$500 mm threshhold would also be deemed to have been satisfied. Shares for which an Asset Size Threshold has been satisfied remain subject to calculation of the Weighted Average Performance Measure and time vesting. Shares in any column for which the relevant Asset-Size Threshold is not achieved by October 6, 2016, or any portion of shares corresponding to Performance Measures that are not achieved within the applicable prior or subsequent period, will be forfeited and relinquished to the Company. Asset-size thresholds will be based on GAAP and Performance Measures will be based on FDIC reports.

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Exhibit A (continued)

TABLE 2

SUMMARY OF WEIGHTED AVERAGE PERFORMANCE MEASURE ("WAPM") CALCULATION

Following the closing of the Bank of Virginia transaction, future shares may become eligible for time vesting only if (a) one or more additional Performance Thresholds in Table 1 are achieved and (b) one or more of the Performance Measures in Table 2 are also achieved. In calculating the number of additional shares eligible for time-vesting (corresponding to the cells in Table 1 that include the multiplier "WAPM"), WAPM will be defined as the sum the products of (a) the Company's % level of achievement of each of the five Performance Measures below, multiplied by (b) the corresponding % weighting below. "All or none" measures will be credited at either a 100% or 0% level of achievement. Pro rata measures will be credited at 0% if the minimum is not achieved. In no event will the Weighted Average Performance Measure be greater than 100%.

Pro-rata Measures
Weighting	Type	Performance Measure	Target	Basis for Measurement	Minimum for 75%	Maximum for 125%

40%	Capital	Tier 1 Capital Ratio	"Well capitalized" ratio of 10% of risk-adjusted assets (measured at or just prior to closing the next acquisition)	Pro rata	8%	12%

30%	Asset Quality	Noncurrent Assets to Assets Ratio	Improvement/reduction of 10% from the $ level of noncurrent assets at month-end following the BOVA acquisition (achieved within 24 months following closing)	Pro rata	5% improvement	15% improvement

20%	Earnings	Net Interest Margin	Improvement of 10 basis points per annum relative to community bank peers in the Richmond MSA following the BOVA acquisition (measured from quarter previous to acquisition)	Pro rata	5 b.p improvement	15 b.p. improvement

10%	Concentration Risk	Non-Owner Occupied Commercial Real Estate Loans to Total Risk-Based Capital Ratio	No higher than 300% threshold for Non-Owner CRE loan concentration risk (measured at or just prior to closing an acquisition)	All or None	N/A	N/A

10%	Concentration Risk	Construction Loans to Total Risk-Based Capital Ratio	No higher than 100% threshold for construction loan concentration risk (measured at or just prior to closing an acquisition)	All or None	N/A	N/A

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EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Jack C. Zoeller, hereby sells, assigns and transfers unto _________________________ _________________________ (__________) shares of the Common Stock of Cordia Bancorp Inc., a Virginia corporation, standing in the undersigned’s name on the books of said corporation represented by Certificate No. ______ herewith, and do hereby irrevocably constitute and appoint ___________________________ attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Date:	By:
Jack C. Zoeller

EXHIBIT C

JOINT ESCROW INSTRUCTIONS

Effective May 27, 2009

Kilpatrick Stockton LLP

Suite 900

607 14th Street, NW

Washington, DC 20005-2018

Ladies and Gentlemen:

As Escrow Agent for both Cordia Bancorp Inc., a Virginia corporation (the “Company”), and the undersigned purchaser of stock (the “Stock”) of the Company (the “Founder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Amended and Restated Founder Stock Purchase Agreement (the “Agreement”), dated as of the date hereof, to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions:

1.          In the event any party and/or any assignee of any party (referred to collectively for convenience herein as the “Rights Holders”) shall elect to exercise the Unvested Share Repurchase Option or the Right of First Refusal set forth in the Agreement, the Rights Holders shall give to Founder and you a written notice specifying the number of shares of Stock to be repurchased, the purchase price, and the time for closing the repurchase. Founder and the Rights Holders hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of the notice.

2.          At the closing, you are directed: (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares of Stock being transferred, and (c) to deliver same, together with the certificates, evidencing the shares of Stock to be transferred, to the Rights Holders against the simultaneous delivery to you of the purchase price (by check) or cancellation of indebtedness for the number of shares of Stock being purchased pursuant to the exercise of the Unvested Share Repurchase Option or the Right of First Refusal.

3.          Founder irrevocably authorizes the Rights Holders to deposit with you any certificates evidencing shares of Stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Founder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all stock certificates, stock assignments, or other documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, Founder shall exercise all rights and privileges of a shareholder of the Rights Holders while the Stock is held by you.

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4.          This escrow shall terminate at such time as there are no longer any shares of stock subject to the Unvested Share Repurchase Option or the Right of First Refusal.

5.          If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Founder, you shall deliver all of same to Founder and shall be discharged of all further obligations hereunder.

6.          Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.          You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Founder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence to such good faith.

8.          You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.          You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.         You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.         You shall be entitled to employ such legal counsel and other experts as you may deem necessary or proper to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.         Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, the Rights Holders shall appoint a successor Escrow Agent.

13.         If you reasonably require other or further instructions in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

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14.         It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or rights of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to any one all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.         Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) calendar days advance written notice to each of the other parties hereto.

COMPANY:	Cordia Bancorp Inc.
607 14th St., NW
Suite 900
Washington, DC 20008

FOUNDER:	2810 31st Street, NW
Washington, DC 20008

ESCROW AGENT:	Kilpatrick Stockton LLP
Suite 900
607 14th Street, NW
Washington, DC 20005-2018
Attn: Chris Gattuso

16.         By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.         This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

[Signatures Appear on Following Page]

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Very truly yours,

CORDIA BANCORP INC.

By:
Christopher G. Miller, SVP and CFO

FOUNDER:

By:
Jack C. Zoeller

Agreed to and accepted as of the date set forth above.

ESCROW AGENT:

KILPATRICK STOCKTON LLP

By:
Chris Gattuso, a Partner

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